UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2009

LAWSON PRODUCTS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1666 E. Touhy Avenue, Des Plaines, Illinois		60018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(847) 827-9666

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2009, Lawson Products, Inc. issued a press release announcing that Ron Knutson will join the company as Senior Vice President and Chief Financial Officer effective November 16, 2009. He will assume the CFO responsibilities from F. Terrence Blanchard, who has served as CFO on an interim basis since 2008. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Mr. Knutson, age 46, most recently served as Senior Vice President, Chief Financial Officer of Frozen Food Express Industries, Inc., a publicly traded transportation company, from January 2009 to November 2009. Mr. Knutson served as Vice President, Finance of Ace Hardware Corporation., a wholesale distributor and retail services provider, from 2003 through 2007.

The Company has agreed to pay Mr. Knutson an annual base salary of $280,000. Mr. Knutson will be eligible to participate in the Company’s Annual Incentive Plan, with a 2010 target of 50% of his annual base salary. The Company will also recommend to the Compensation Committee of the Board of Directors that Mr. Knutson be selected as a Participant in the Company’s Long Term Incentive Plan. Additionally, Mr. Knutson will receive a sign-on bonus of $50,000.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

99.1 Press Release issued on November 13, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.

November 13, 2009	By:	Neil E. Jenkins

Name: Neil E. Jenkins
Title: Executive Vice President, Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued on November 13, 2009